LM INSTITUTIONAL FUND ADVISORS II, INC.

                             ARTICLES SUPPLEMENTARY

         LM Institutional Fund Advisors II, Inc., a Maryland Corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to Section 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board"), by resolutions duly adopted at a meeting held on May 31, 2000, reclassified 500,000,000 authorized but unissued Institutional Class shares and 500,000,000 authorized but unissued Financial Intermediary Class shares of the Brandywine SmallCap Value Portfolio as Common Stock, $.001 par value per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock, $.001 par value per share, of the Corporation, as set forth in VI of the charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to stock of the Corporation generally.

         SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 10,000,000,000 shares of Common Stock, $.001 par value per share, having an aggregate par value of $10,000,000. These shares are classified as follows:

Designation                     Number of Shares

LM Value Institutional          500,000,000 Institutional Class Shares
Portfolio                       500,000,000 Financial Intermediary Class Shares

LM Special Investment           500,000,000 Institutional Class Shares
Institutional Portfolio         500,000,000 Financial Intermediary Class Shares

Batterymarch International      500,000,000 Institutional Class Shares
Equity Portfolio                500,000,000 Financial Intermediary Class Shares

Batterymarch Emerging Markets   500,000,000 Institutional Class Shares
Portfolio                       500,000,000 Financial Intermediary Class Shares

Legg Mason Fund Adviser/Western 500,000,000 Institutional Class Shares
Asset Balanced Portfolio        500,000,000 Financial Intermediary Class Shares

LM Total Return Institutional   500,000,000 Institutional Class Shares
Portfolio                       500,000,000 Financial Intermediary Class Shares

LM Balanced Institutional       500,000,000 Institutional Class Shares
Portfolio                       500,000,000 Financial Intermediary Class Shares

Batterymarch US Mid             500,000,000 Institutional Class Shares
Capitalization Equity Portfolio 500,000,000 Financial Intermediary Class Shares

Batterymarch US Small           500,000,000 Institutional Class Shares
Capitalization Equity Portfolio 500,000,000 Financial Intermediary Class Shares

Common Stock                    1,000,000,000 shares
(without further classification)

         THIRD: The shares of the Brandywine Small Cap Value Portfolio have been reclassified by the Board under the authority granted to it in the Charter.

         FOURTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders.

         FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The undersigned Vice President and Treasurer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and Treasurer and attested to by its Secretary on September 29, 2000.

ATTEST:                                 LM INSTITUTIONAL FUND ADVISORS II, INC.



/s/ Patricia A. Maxey                   By:  /s/ Marie K. Karpinski
-----------------------------                ---------------------------------
Patricia A. Maxey                            Marie K. Karpinski
Secretary                                    Vice President and Treasurer

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